Exhibit 99.186

North Valley Bancorp Reports Results for the Quarter
 and Nine Months Ended September 30, 2011

November 1, 2011 – REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with approximately $911 million in assets, today reported results for the third quarter and nine months ended September 30, 2011.  North Valley Bancorp (“the Company”) is the parent company for North Valley Bank (“the Bank”).

The Company reported net operating income for the third quarter ended September 30, 2011 of $1,320,000, or $0.19 per diluted share, compared to a net operating loss of $7,633,000, or ($1.36) per diluted share for the same period in 2010.  The Company reported net operating income for the nine months ended September 30, 2011 of $2,238,000, or $0.33 per diluted share, compared to a net operating loss of $8,517,000, or ($2.97) per diluted share, for the same period in 2010.  “Our efforts to reduce nonperforming assets and gain efficiency are showing significant results.  Our goal to generate new loan production has been the most challenging, although we are encouraged by the hiring of key personnel who have a strong banking presence in their respective markets.  A renewed focus on two regions, Sacramento/Placer counties and Sonoma/Mendocino counties, is showing positive results and the formation of new advisory boards in these markets should continue the momentum as the economy improves.  I am proud of our accomplishments during the quarter and throughout the year,” stated Michael J. Cushman, President and CEO.

The Company recorded provisions for loan losses of $400,000 and $2,650,000 for the third quarter and nine months ended September 30, 2011, respectively, compared to provisions for loan losses of $4,600,000 and $8,200,000 for the third quarter and nine months ended September 30, 2010, respectively.  The allowance for loan losses at September 30, 2011 was $13,671,000, or 2.90% of total loans, compared to $14,993,000, or 2.92% of total loans at December 31, 2010 and $15,249,000, or 2.84% of total loans at September 30, 2010.

At September 30, 2011, total assets were $911,289,000, an increase of $16,296,000, or 1.8%, from $894,993,000 at September 30, 2010.  The loan portfolio totaled $471,758,000 at September 30, 2011, a decrease of $64,538,000, or 12.0%, compared to $536,296,000 at September 30, 2010.  The loan to deposit ratio at September 30, 2011 was 61.3% as compared to 70.0% at September 30, 2010, and 68.1% at December 31, 2010. Total deposits increased $3,755,000, or 0.5%, to $769,408,000 at September 30, 2011 compared to $765,653,000 at September 30, 2010.  When compared to December 31, 2010, total assets at September 30, 2011 increased $26,348,000 from $884,941,000, as loans decreased by $41,708,000 from $513,466,000 and deposits increased by $15,618,000 from $753,790,000.  Available-for-sale investment securities and Federal funds sold increased $7,236,000 and $59,530,000, respectively, from December 31, 2010 to September 30, 2011 resulting from the increase in deposits and decrease in loans.

At September 30, 2011, the Company’s Total Risk-based Capital was $116,703,000, and its risk-based capital ratios were:  Total Risk-based Capital ratio – 19.3%; Tier 1 risk-based Capital ratio – 17.7%; and Tier 1 Leverage ratio – 12.0%.  The Bank’s Total Risk-based Capital at September 30, 2011 was $121,400,000, and its risk-based capital ratios were:  Total Risk-based Capital ratio – 20.1%; Tier 1 risk-based Capital ratio – 18.8%; and Tier 1 Leverage ratio – 12.8%.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $17,501,000 to $12,142,000 at September 30, 2011 from $29,643,000 at September 30, 2010, and decreased $7,923,000 when compared to the December 31, 2010 balance of $20,065,000.  Nonperforming loans as a percentage of total loans were 2.57% at September 30, 2011, compared to 5.53% at September 30, 2010, and 3.91% at December 31, 2010.

Nonperforming assets (nonperforming loans and OREO) totaled $33,030,000 at September 30, 2011, a decrease of $15,463,000 from the September 30, 2010 balance of $48,493,000, and a $12,819,000 decrease from the December 31, 2010 balance of $45,849,000.  Nonperforming assets as a percentage of total assets were 3.62% at September 30, 2011 compared to 5.42% at September 30, 2010 and 5.18% at December 31, 2010.

Gross loan charge-offs for the third quarter of 2011 were $1,572,000 and recoveries totaled $97,000 resulting in net charge-offs of $1,475,000 compared to gross loan charge-offs for the third quarter of 2010 of $5,705,000 and recoveries of $203,000 resulting in net charge-offs of $5,502,000.  Gross charge-offs for the nine months ended September 30, 2011 were $4,375,000 and recoveries totaled $403,000 resulting in net charge-offs of $3,972,000, compared to gross charge-offs for the nine months ended September 30, 2010 of $11,740,000 and recoveries of $480,000 resulting in net charge-offs of $11,260,000.

The overall level of nonperforming loans decreased $5,443,000 to $12,142,000 at September 30, 2011 from $17,585,000 at June 30, 2011.  During the third quarter of 2011, the Company added nine loans with aggregate amounts outstanding of $790,000 to nonperforming loans.  These additions were offset by reductions in nonperforming loans totaling $6,233,000 due primarily to transfers to OREO of five properties totaling $4,052,000, and secondarily due to charge-offs and collections received on certain loans.  For the nine loans totaling $790,000 identified as nonaccrual loans and added to nonperforming loans during the third quarter of 2011, specific reserves of $71,000 have been established.

The Company’s OREO properties decreased $2,977,000 to $20,888,000 at September 30, 2011 from $23,865,000 at June 30, 2011.  The decrease in OREO was due to the sale of eight properties totaling $6,273,000, a loss on sale for those eight properties totaling $297,000, and a write-down of certain other OREO properties during the quarter ended September 30, 2011 of $459,000.  The decrease was partially offset by the transfer of five properties into OREO totaling $4,052,000.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $257,000, or 3.4%, for the three months ended September 30, 2011 compared to the same period in 2010.  Interest income decreased by $535,000, primarily due to the decrease in interest income on loans due to the decrease in average loan balances.  The Company had foregone interest income of $89,000 related to loans currently on nonaccrual status for the three months ended September 30, 2011 compared to $553,000 for the same period in 2010.  Offsetting this was a decrease in interest expense of $792,000, or 36.3%, primarily due to a decrease in the rates paid on deposits.  Average loans decreased $80,055,000 in the third quarter of 2011 compared to the third quarter of 2010, while the yield on the loan portfolio increased 3 basis points to 5.97% for the third quarter of 2011.  Overall, average earning assets decreased $29,272,000 in the third quarter of 2011 compared to the third quarter of 2010.  Average yields on earning assets decreased 9 basis points from the quarter ended September 30, 2010, to 4.59% for the quarter ended September 30, 2011 while the average rate paid on interest-bearing liabilities decreased by 43 basis points to 0.88%.  The Company’s net interest margin for the quarter ended September 30, 2011 was 3.90%, an increase of 25 basis points from the margin of 3.65% for the third quarter in 2010 and a decrease of 22 basis points from the 4.12% net interest margin for the quarter ended June 30, 2011.  Net interest income increased $1,493,000 for the nine months ended September 30, 2011 compared to the same period in 2010.  Total interest income decreased by $1,219,000 for the nine months ended September 30, 2011 compared to the same period in 2010, primarily due to a decrease in income on loans of $3,398,000 as a result of the decrease in the average balance of loans.  Interest expense decreased $2,712,000 due primarily to a decrease on rates paid on deposits for the nine months ended September 30, 2011 compared to the same period in 2010.  The net interest margin for the nine months ended September 30, 2011 increased 33 basis points to 4.00% from the net interest margin of 3.67% for the nine months ended September 30, 2010.

Noninterest income for the quarter ended September 30, 2011 was $4,012,000 compared to $3,363,000 for the same period in 2010 representing an increase of $649,000.  The primary reason for the increase in noninterest income was the Company recognized a gain on sale of investment securities of $859,000 for the quarter ended September 30, 2011.  Service charges on deposits decreased $284,000 to $1,205,000 for the third quarter of 2011 compared to $1,489,000 for the third quarter of 2010, while other fees and charges increased by $23,000 to $1,204,000 for the third quarter of 2011 compared to $1,181,000 for the same period in 2010.  Noninterest income for the nine months ended September 30, 2011 increased $896,000 to $10,648,000 from $9,752,000 for the same period in 2010.  Service charges on deposits decreased $973,000 to $3,543,000 for the nine months ended September 30, 2011 compared to $4,516,000 for the same period in 2010, while other fees and charges increased by $113,000 to $3,483,000 for the nine months ended September 30, 2011 compared to $3,370,000 for the same period in 2010.

Noninterest expense decreased $2,182,000 to $9,597,000 for the third quarter of 2011 from $11,779,000 for the third quarter of 2010.  Salaries and employee benefits increased $479,000 to $4,702,000 for the third quarter of 2011 compared to the third quarter of 2010 due primarily to the hiring of production personnel.  The increase in salaries and benefits expense was offset by a decrease in occupancy and equipment expense of $101,000, a decrease in other real estate owned expense of $2,364,000, a decrease in FDIC insurance premiums and state assessments of $144,000, and a decrease in other noninterest expense of $52,000 for the third quarter of 2011 compared to the third quarter of 2010.  Noninterest expense for the nine months ended September 30, 2011 was $28,803,000 compared to $31,670,000 for the same period in 2010.  For the nine months ended September 30, 2011, salaries and employee benefits increased $1,246,000 while occupancy and equipment expense decreased $323,000.  Other real estate owned expense was $2,506,000 for the first nine months of 2011 compared to $5,344,000 for the first nine months of 2010 and FDIC insurance premiums and state assessments were $1,040,000 for the first nine months of 2011 compared to $1,840,000 for the first nine months of 2010.

The Company recorded a provision for income taxes for the quarter ended September 30, 2011 of $542,000, resulting in an effective tax rate of 29.1%, compared to a provision for income taxes of $2,207,000, for the quarter ended September 30, 2010.  The provision for income taxes for the nine month period ended September 30, 2011 was $768,000, resulting in an effective tax rate of 25.6%, compared to a provision for income taxes of $717,000, for the same period in 2010.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates twenty-five commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers.  North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans.  Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company’s website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2011	2010	$ Change	% Change
Statement of Operations Data
Interest income
Loans (including fees)	$7,134	$8,297	$(1,163)	(14.02%)
Investment securities	2,082	1,439	643	44.68%
Federal funds sold and other	22	37	(15)	(40.54%)
Total interest income	9,238	9,773	(535)	(5.47%)
Interest expense
Interest on deposits	940	1,640	(700)	(42.68%)
Subordinated debentures	451	543	(92)	(16.94%)
Total interest expense	1,391	2,183	(792)	(36.28%)
Net interest income	7,847	7,590	257	3.39%
Provision for loan losses	400	4,600	(4,200)	(91.30%)
Net interest income after provision for loan losses	7,447	2,990	4,457	149.06%

Noninterest income
Service charges on deposit accounts	1,205	1,489	(284)	(19.07%)
Other fees and charges	1,204	1,181	23	1.95%
Gain on sales of securities, net	859	—	859	—
Other	744	693	51	7.36%
Total noninterest income	4,012	3,363	649	19.30%

Noninterest expenses
Salaries and employee benefits	4,702	4,223	479	11.34%
Occupancy	732	726	6	0.83%
Furniture and equipment	229	336	(107)	(31.85%)
Other real estate owned expense	877	3,241	(2,364)	(72.94%)
FDIC and state assessments	294	438	(144)	(32.88%)
Other	2,763	2,815	(52)	(1.85%)
Total noninterest expenses	9,597	11,779	(2,182)	(18.52%)
Income (loss) before provision for income taxes	1,862	(5,426)	7,288	134.32%
Provision for income taxes	542	2,207	(1,665)	75.44%
Net income (loss)	1,320	(7,633)	8,953	117.29%
Preferred stock discount	—	(18,667)	18,667	100.00%
Net income (loss) available to common shareholders	$1,320	$(26,300)	$27,620	105.02%

Common Share Data
Earnings (loss) per share
Basic	$0.19	$(4.68)	$4.87	104.06%
Diluted	$0.19	$(4.68)	$4.87	104.06%

Weighted average shares outstanding	6,833,369	5,615,102
Weighted average shares outstanding - diluted	6,833,369	5,615,102
Book value per share	$13.28	$12.19
Tangible book value	$13.22	$12.11
Shares outstanding	6,833,752	6,832,492

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Nine Months Ended
	September 30,
	2011	2010	$ Change	% Change
Statement of Operations Data
Interest income
Loans (including fees)	$21,978	$25,376	$(3,398)	(13.39%)
Investment securities	6,251	3,985	2,266	56.86%
Federal funds sold and other	37	124	(87)	(70.16%)
Total interest income	28,266	29,485	(1,219)	(4.13%)
Interest expense
Interest on deposits	3,034	5,588	(2,554)	(45.71%)
Subordinated debentures	1,420	1,579	(159)	(10.07%)
Other borrowings	1	—	1	—
Total interest expense	4,455	7,167	(2,712)	(37.84%)
Net interest income	23,811	22,318	1,493	6.69%
Provision for loan losses	2,650	8,200	(5,550)	(67.68%)
Net interest income after provision for loan losses	21,161	14,118	7,043	49.89%

Noninterest income
Service charges on deposit accounts	3,543	4,516	(973)	(21.55%)
Other fees and charges	3,483	3,370	113	3.35%
Gain on sales of securities, net	849	—	849	—
Other	2,773	1,866	907	48.61%
Total noninterest income	10,648	9,752	896	9.19%

Noninterest expenses
Salaries and employee benefits	13,894	12,648	1,246	9.85%
Occupancy	2,124	2,155	(31)	(1.44%)
Furniture and equipment	819	1,111	(292)	(26.28%)
Other real estate owned expense	2,506	5,344	(2,838)	(53.11%)
FDIC and state assessments	1,040	1,840	(800)	(43.48%)
Other	8,420	8,572	(152)	(1.77%)
Total noninterest expenses	28,803	31,670	(2,867)	(9.05%)
Income (loss) before provision for income taxes	3,006	(7,800)	10,806	138.54%
Provision for income taxes	768	717	51	(7.11%)
Net income (loss)	2,238	(8,517)	10,755	126.28%
Preferred stock discount	—	(18,667)	18,667	100.00%
Net income (loss) available to common shareholders	$2,238	$(27,184)	$29,422	108.23%

Common Share Data
Earnings (loss) per share
Basic	$0.33	$(9.47)	$9.80	103.48%
Diluted	$0.33	$(9.47)	$9.80	103.48%

Weighted average shares outstanding	6,832,787	2,871,143
Weighted average shares outstanding - diluted	6,832,787	2,871,143
Book value per share	$13.28	$12.19
Tangible book value	$13.22	$12.11
Shares outstanding	6,833,752	6,832,492

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	September 30,	December 31,	September 30,
	2011	2010	2010
Balance Sheet Data
Assets
Cash and due from banks	$21,662	$14,629	$20,465
Federal funds sold	68,535	9,005	21,035
Time deposits at other financial institutions	459	459	425
Available-for-sale securities - at fair value	272,880	265,644	241,987
Held-to-maturity securities - at amortized cost	6	6	6

Loans net of deferred loan fees	471,758	513,466	536,296
Allowance for loan losses	(13,671)	(14,993)	(15,249)
Net loans	458,087	498,473	521,047

Premises and equipment, net	8,158	8,799	9,194
Other real estate owned	20,888	25,784	18,850
Core deposit intangibles, net	437	546	583
Accrued interest receivable and other assets	60,177	61,596	61,401
Total assets	$911,289	$884,941	$894,993

Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest bearing	$163,241	$155,499	$150,433
Demand, interest bearing	169,030	161,241	152,230
Savings and money market	219,438	208,476	212,128
Time	217,699	228,574	250,862
Total deposits	769,408	753,790	765,653

Accrued interest payable and other liabilities	19,170	15,212	14,067
Subordinated debentures	31,961	31,961	31,961
Total liabilities	820,539	800,963	811,681
Shareholders’ equity	90,750	83,978	83,312
Total liabilities and shareholders’ equity	$911,289	$884,941	$894,993

Asset Quality
Nonaccrual loans	$11,953	$20,065	$29,643
Loans past due 90 days and accruing interest	189	—	—
Other real estate owned	20,888	25,784	18,850
Total nonperforming assets	$33,030	$45,849	$48,493

Allowance for loan losses to total loans	2.90%	2.92%	2.84%
Allowance for loan losses to NPL’s	112.59%	74.72%	51.44%
Allowance for loan losses to NPA’s	41.39%	32.70%	31.45%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Selected Financial Ratios
Return on average total assets	0.58%	(3.29%)	0.33%	(1.26%)
Return on average shareholders’ equity	5.85%	(33.23%)	3.45%	(15.00%)
Net interest margin (tax equivalent basis)	3.90%	3.65%	4.00%	3.67%
Efficiency ratio	80.93%	107.54%	83.59%	98.75%

Selected Average Balances
Loans	$474,416	$554,471	$489,692	$572,127
Taxable investments	279,548	203,741	278,685	164,858
Tax-exempt investments	14,092	15,155	14,283	15,393
Federal funds sold and other	38,076	62,037	21,394	71,063
Total earning assets	$806,132	$835,404	$804,054	$823,441
Total assets	$898,452	$920,335	$895,754	$905,431

Demand deposits - interest bearing	$163,610	$159,027	$163,140	$157,625
Savings and money market	221,669	218,048	220,911	210,943
Time deposits	211,521	254,183	216,650	265,764
Other borrowings	31,961	31,961	31,961	31,961
Total interest bearing liabilities	$628,761	$663,219	$632,662	$666,293
Demand deposits - noninterest bearing	$161,939	$147,920	$157,923	$146,735
Shareholders’ equity	$89,446	$91,126	$86,743	$75,898

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	September	June	March	December
	2011	2011	2011	2010
Interest income	$9,238	$9,610	$9,418	$9,437
Interest expense	1,391	1,452	1,612	1,818
Net interest income	7,847	8,158	7,806	7,619

Provision for loan losses	400	1,250	1,000	-
Noninterest income	4,012	3,483	3,153	3,192
Noninterest expense	9,597	9,735	9,471	10,244

Income before provision (benefit) for income taxes	1,862	656	488	567
Provision (benefit) for income taxes	542	137	89	(1,702)
Net income	$1,320	$519	$399	$2,269

Earnings per common share:
Basic	$0.19	$0.08	$0.06	$0.33
Diluted	$0.19	$0.08	$0.06	$0.33